Exhibit 99.1

CUMULUS MEDIA INC.

Cumulus Reports Second Quarter 2013 Results

ATLANTA, GA — July 30, 2013: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today reported financial results for the three and six months ended June 30, 2013.

Lew Dickey, Chairman & CEO stated: “This was a solid quarter earmarked by revenue growth and strong expense management. Our targeted growth initiatives are ramping on schedule and our merger integration and problem market turnarounds are largely complete.”

Financial highlights are as follows (in thousands, except percentages) (footnote follows):

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Net revenues	$289,676	$281,041	3.1%	$522,548	$517,036	1.1%
Adjusted EBITDA (1)	$112,800	$106,129	6.3%	$172,688	$179,736	–3.9%
Net income (loss)	$27,101	$8,143	232.8%	$18,112	$(3,987)	N/A
Free cash flow (1)	$53,674	$36,533	46.9%	$79,795	$70,013	14.0%

Three Months Ended June 30, 2013 Compared to Three Months Ended June 30, 2012

Net Revenues

Net revenues for the three months ended June 30, 2013 increased $8.7 million, or 3.1%, to $289.7 million, compared to $281.0 million for the three months ended June 30, 2012. This increase was attributable to a $4.3 million increase in local advertising revenue, a $3.9 million increase in revenue related to digital initiatives and a $2.8 million increase in revenue due to the addition of stations in the Bloomington and Peoria markets we acquired from Townsquare Media in July 2012. These increases were partially offset by a decrease of $2.3 million in cyclical political revenue.

Direct Operating Expenses, Excluding Depreciation and Amortization

Direct operating expenses for the three months ended June 30, 2013 increased $3.1 million, or 1.8%, to $171.8 million, compared to $168.7 million for the three months ended June 30, 2012. The increase was primarily attributable to a $4.6 million increase in our strategic content initiatives, a $4.1 million increase related to ongoing investments in our sales infrastructure and a $1.9 million increase in expenses due to the addition of stations in the Bloomington and Peoria markets we acquired from Townsquare Media in July 2012. These increases were partially offset by a $7.5 million decrease in music royalties.

Corporate, General and Administrative Expenses, Including Stock-based Compensation Expense

Corporate, general and administrative expenses, including stock-based compensation expense, for the three months ended June 30, 2013 decreased $9.0 million, or 53.8%, to $7.8 million, compared to $16.8 million for the three months ended June 30, 2012. This decrease is primarily due to a decrease of $4.4 million mostly associated with the closure of the legacy Citadel corporate offices, a $3.5 million decrease in stock-based compensation expense and a $1.1 million decrease in other overhead costs.

Interest Expense, net

Total interest expense, net of interest income, for the three months ended June 30, 2013 decreased $5.8 million, or 11.7%, to $43.8 million compared to $49.6 million for the three months ended June 30, 2012. Interest expense associated with outstanding debt decreased by $6.3 million to $41.4 million as compared to $47.7 million in the prior year period. This decrease was due to lower average indebtedness outstanding resulting from principal repayments and a lower weighted average cost of debt due to the December 2012 Amendment to our First Lien Credit Facility.

Capital Expenditures

Capital expenditures for the three months ended June 30, 2013 totaled $2.8 million, which represented routine capital expenditures required for the maintenance of the Company’s technical facilities. Capital expenditures during the three months ended June 30, 2012 were $0.8 million.

Liquidity and Capital Resources

At June 30, 2013, cash on hand was $46.2 million. We also had $150.0 million of borrowings available under our Revolving Credit Facility. Based on our financial condition as of June 30, 2013, we believe that cash on hand and cash expected to be generated from operating activities will be sufficient to satisfy our anticipated financing needs for working capital, capital expenditures, interest and debt service payments, and any repurchases of securities and other debt obligations for the foreseeable future.

Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012

Net Revenues

Net revenues for the six months ended June 30, 2013 increased $5.5 million, or 1.1%, to $522.5 million, compared to $517.0 million for the six months ended June 30, 2012. This increase was attributable to a $1.5 million increase in local advertising revenue, a $3.0 million increase in revenue related to digital initiatives and a $5.0 increase in revenue due to the addition of stations in the Bloomington and Peoria markets we acquired from Townsquare Media in July 2012. These increases were partially offset by a decrease of $4.0 million in cyclical political revenue.

Direct Operating Expenses, Excluding Depreciation and Amortization

Direct operating expenses for the six months ended June 30, 2013 increased $13.5 million, or 4.2%, to $335.9 million, compared to $322.4 million for the six months ended June 30, 2012. The increase was primarily attributable to an $18.7 million increase in our strategic content initiatives as well as ongoing investments in our sales infrastructure and a $3.5 million increase in expenses due to the addition of stations in the Bloomington and Peoria markets we acquired from Townsquare Media in July 2012. These increases were partially offset by an $8.7 million decrease in music royalties.

Corporate, General and Administrative Expenses, Including Stock-based Compensation Expense

Corporate, general and administrative expenses, including stock-based compensation expense, for the six months ended June 30, 2013 decreased $11.9 million, or 35.5%, to $21.6 million, compared to $33.5 million for the six months ended June 30, 2012. The decrease is primarily due to a decrease in acquisition related costs of $3.3 million mostly associated with the closure of the legacy Citadel corporate offices, a $7.8 million decrease in stock-based compensation expense and a $0.8 million decrease in other overhead costs.

Interest Expense, net

Total interest expense, net of interest income, for the six months ended June 30, 2013 decreased $12.3 million, or 12.3%, to $88.1 million compared to $100.4 million for the six months ended June 30, 2012. Interest expense associated with outstanding debt decreased by $12.8 million to $82.9 million as compared to $95.7 million in the prior year period. This decrease was due to lower average indebtedness outstanding resulting from principal repayments and a lower weighted average cost of debt due to the December 2012 Amendment to our First Lien Credit Facility.

Capital Expenditures

Capital expenditures for the six months ended June 30, 2013 totaled $4.8 million, which represented routine capital expenditures required for the maintenance of the Company’s technical facilities. Capital expenditures during the six months ended June 30, 2012 were $1.9 million.

Earnings Call Information

Cumulus Media Inc. will host a teleconference today at 11:00 AM EDT to discuss second quarter results. The conference call dial-in number for domestic callers is 877-830-7699. International callers should dial 660-422-3366 for conference call access. Please call five to ten minutes in advance to ensure that you are connected prior to the presentation. The call also may be accessed via webcast at www.cumulus.com.

Following completion of the call, a replay can be accessed until 11:59 PM Eastern Time, August 30, 2013. Domestic callers can access the replay by dialing 855-859-2056, replay code #19476502. International callers should dial 404-537-3406 for conference replay access.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact, and relate to our intent, belief or current expectations primarily with respect to our future operating, financial and strategic performance. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors, including, but not limited to, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our inability to renew one or more of our broadcast licenses, changes in interest rates, the timing, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to manage rapid growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2012 (the “2012 Form 10-K”) and subsequently filed Forms 10-Q. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media Inc.

Cumulus Media Inc. is the largest pure-play radio broadcast company in the United States based on station count, controlling approximately 520 radio stations in 108 U.S. media markets. Cumulus’ headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com. Cumulus shares are traded on NASDAQ under the symbol CMLS.

For further information, please contact:

Cumulus Media Inc.

J.P. Hannan

Senior Vice President, Treasurer and Chief Financial Officer

404-260-6600

jp.hannan@cumulus.com

Footnote to Financial Highlights Table:

The following is the footnote to the Financial Highlights table:

(1)	Adjusted EBITDA and Free Cash Flow are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measures and Definitions” and “Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures” included herein.

CUMULUS MEDIA INC.

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net revenues	$289,676	$281,041	$522,548	$517,036
Operating expenses:
Direct operating expenses (excluding depreciation, amortization and LMA fees)	171,762	168,746	335,934	322,442
Depreciation and amortization	28,935	36,200	57,866	71,007
LMA fees	759	885	1,728	1,724
Corporate, general and administrative expenses (including stock-basedcompensation expense of $2,470, $5,928, $5,134 and $12,906, respectively)	7,760	16,802	21,626	33,494
Loss on sale of stations	91	—	1,400	—
(Gain) loss on derivative instrument	(2,106)	841	(2,844)	753
Impairment of intangible assets	—	12,435	—	12,435

Total operating expenses	207,201	235,909	415,710	441,855

Operating income	82,475	45,132	106,838	75,181

Non-operating (expense) income:
Interest expense, net	(43,833)	(49,619)	(88,085)	(100,422)
Loss on early extinguishment of debt	(4,539)	—	(4,539)	—
Other income, net	(511)	(74)	(378)	190

Total non-operating expense, net	(48,883)	(49,693)	(93,002)	(100,232)

Income (loss) from continuing operations before income taxes	33,592	(4,561)	13,836	(25,051)
Income tax (expense) benefit	(6,491)	2,798	4,276	10,689

Income (loss) from continuing operations	27,101	(1,763)	18,112	(14,362)
Income from discontinued operations, net of taxes	—	9,906	—	10,375

Net income (loss)	$27,101	$8,143	$18,112	$(3,987)

Basic and diluted income (loss) per common share:
Basic: Income (loss) from continuing operations per share	$0.11	$(0.05)	$0.05	$(0.17)

Income from discontinued operations per share	$—	$0.06	$—	$0.07

Income (loss) per share	$0.11	$0.01	$0.05	$(0.11)

Diluted: Income (loss) from continuing operations per share	$0.11	$(0.05)	$0.05	$(0.17)

Income from discontinued operations per share	$—	$0.06	$—	$0.07

Income (loss) per share	$0.11	$0.01	$0.05	$(0.11)

Weighted average basic common shares outstanding	176,481,592	157,710,861	175,619,586	153,540,006

Weighted average diluted common shares outstanding	179,553,341	157,710,861	178,678,090	153,540,006

Non-GAAP Financial Measures and Definitions

We utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. The non-GAAP financial measures used in this release are Adjusted EBITDA and free cash flow.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before any non-operating expenses, including net interest expense, depreciation and amortization, stock-based compensation expense, gain or loss on exchange or sale of assets or stations (if any), any realized gain or loss on derivative instruments, discontinued operations (if any), any impairment of intangible assets and goodwill, local marketing agreement (“LMA”) fees, acquisition-related costs and franchise taxes.

Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our radio stations after the incurrence of corporate, general and administrative expenses. Management also uses this measure to determine the contribution of our radio station portfolio, including the corporate resources employed to manage the portfolio, to the funding of our other operating expenses and to the funding of debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our first lien credit facility.

In deriving this measure, management excludes depreciation, amortization and stock-based compensation expense from the measure, as these do not represent cash payments for activities directly related to the operation of the radio stations. In addition, we exclude LMA fees from our calculation of Adjusted EBITDA, even though such fees require a cash settlement, because they are excluded from the definition of Adjusted EBITDA contained in our first lien credit facility. Management excludes any gain or loss on the exchange or sale of assets or radio stations as they do not represent a cash transaction. Management also excludes any realized gain or loss on derivative instruments as they do not represent a cash transaction nor are they associated with radio station operations. Interest expense, net of interest income, income tax (benefit) expense including franchise taxes, and expenses relating to acquisitions are also excluded from the calculation of Adjusted EBITDA as they are not directly related to the operation of radio stations. Management excludes any impairment of goodwill and intangible assets as they do not require a cash outlay. Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a radio company. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for radio broadcasting companies and is a key metric for purposes of calculating and determining compliance with certain covenants in our first lien credit facility. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP.

A quantitative reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, is provided below.

Free Cash Flow

Free cash flow is also utilized by management to analyze the cash generated by our business. Free cash flow measures the amount of cash generated during the applicable period that could be used to fund acquisitions or other growth opportunities or for reinvestment in our business, after funding station and corporate, general and administrative expenses (excluding transaction costs), debt service, income taxes, and capital expenditures.

We define free cash flow as net income (loss) before any non-operating expenses, including net interest expense, stock-based compensation expense, depreciation and amortization, gain or loss on the exchange or sale of assets or stations (if any), and any realized gain or loss on derivative instruments, discontinued operations (if any), any impairment of intangible assets and goodwill, net of interest expense (excluding any non-cash charges or credits for changes in values of swaps and amortization of debt issuance costs), income taxes paid and capital expenditures.

Management excludes depreciation and amortization, any gain or loss on the exchange or sale of assets or stations, any realized gain or loss on derivative instruments or impairment of intangible assets and goodwill and other non-cash expenses, including stock-based compensation, from net income (loss) as they do not represent cash transactions. Management deducts payments for debt service, income taxes and capital expenditures since these represent amounts that are consistently necessary for our continuing operations, in order to arrive at free cash flow available for growth opportunities or reinvestment in our business.

Management believes that free cash flow, although not a measure that is prepared or calculated in accordance with GAAP, is commonly employed by the investment community to evaluate a company’s ability to pay down debt, pay dividends, repurchase stock and/or facilitate the further growth of a company through acquisition or internal development. Management further believes that free cash flow is also utilized by investors as a measure in determining the market value of a radio company.

Free cash flow should not be considered in isolation of or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP. In addition, because free cash flow is not calculated or presented in accordance with GAAP, it may not be calculated or presented comparably to similarly titled measures used by other companies, and thus comparability may be limited. A quantitative reconciliation of free cash flow to net loss calculated in accordance with GAAP is provided below.

Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures

The following tables reconcile net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three and six months ended June 30, 2013 and 2012 (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$27,101	$8,143	$18,112	$(3,987)
Income tax expense (benefit)	6,491	(2,798)	(4,276)	(10,689)
Non-operating expenses, including net interest expense	48,883	49,693	93,002	100,232
LMA fees	759	885	1,728	1,724
Depreciation and amortization	28,935	36,200	57,866	71,007
Stock-based compensation expense	2,470	5,928	5,134	12,906
Loss on station sale	91	—	1,400	—
(Gain) loss on derivative instrument	(2,106)	841	(2,844)	753
Impairment of intangible assets	—	12,435	—	12,435
Acquisition-related costs	—	4,443	2,214	5,465
Franchise taxes	176	265	352	265
Discontinued operations	—	(9,906)	—	(10,375)

Adjusted EBITDA	$112,800	$106,129	$172,688	$179,736

The following tables reconcile net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow for the three and six months ended June 30, 2013 and 2012 (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income (loss)	$27,101	$8,143	$18,112	$(3,987)
Add:
Income tax expense (benefit)	6,491	(2,798)	(4,276)	(10,689)
Non-operating expenses, including net interest expense	48,883	49,693	93,002	100,232
Stock-based compensation expense	2,470	5,928	5,134	12,906
Depreciation and amortization	28,935	36,200	57,866	71,007
Loss on station sale	91	—	1,400	—
(Gain) loss on derivative instrument	(2,106)	841	(2,844)	753
Impairment of intangible assets	—	12,435	—	12,435
Less:
Discontinued operations	—	(9,906)	—	(10,375)
Cash paid for interest	(53,516)	(60,404)	(82,208)	(97,441)
Income taxes paid	(1,831)	(2,802)	(1,561)	(2,909)
Capital expenditures	(2,844)	(797)	(4,830)	(1,919)

Free cash flow	$53,674	$36,533	$79,795	$70,013